* A PORTION OF THIS AGREEMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IT WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

This Settlement Agreement and Mutual Release of All Claims ("Agreement") is entered into by and between OSK VII, LLC ("Lender"), as assignee of THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF WESTERN CORPORATE FEDERAL CREDIT UNION (“Seller”) and MINISTRY PARTNERS INVESTMENT COMPANY,

LLC (“Borrower”).

RECITALS

A. The Note. Borrower executed a Promissory Note payable to the order of Seller dated November 4, 2011, in the original principal sum of twenty-three million five-hundred twenty-two thousand nine-hundred thirty-one dollars and forty-one cents ($23,522,931.41) (as renewed, modified and amended, the “Note”).

B. The Security Agreement. As security for the repayment of the Note, Borrower executed a Loan and Security Agreement in favor of Seller dated as of November 4, 2011 (as renewed, modified and amended, the “Security Agreement”), encumbering personal property of Borrower as defined in the Security Agreement. The Note, Security Agreement and other documents related to or securing the Note and Security Agreement, are referred to herein as the “Loan Documents.” However, the Deposit Account Control Agreement entered into between Seller and Borrower on November 4, 2011 is not a part of the Loan Documents.

C. The Assignment of Loan Documents to Lender. Seller assigned all of its rights, title and interest in and to the Loan Documents to Lender, pursuant to an Assignment and Assumption Agreement and UCC assignment.

D. Compromise of Indebtedness. Borrower desires to satisfy its indebtedness pursuant to the Loan Documents upon the terms and conditions set forth in this Agreement, and Lender is willing to accept the sums recited in this Agreement in satisfaction of the indebtedness pursuant to the Loan Documents upon the terms and conditions set forth in this Agreement.

E. Acknowledgment of Balances. Borrower acknowledges and agrees that, as of September 30, 2020, there remained due and owing to Lender by Borrower pursuant to the Note unpaid, principal of $15,003,797.38, together with unpaid, accrued interest of $30,017.90.

F. Other Indebtedness Not the Subject of this Agreement. Borrower acknowledges that Lender is also the assignee of another Promissory Note and Loan and Security   Agreement   dated   November   4,   2011, but in the original principal sum of $87,325,304.24, and that said obligation is explicitly not released, waived, compromised or in any way modified as a result of this Agreement.

AGREEMENT

1. Settlement Payment. In consideration of the mutual covenants and agreements contained in this Agreement, Borrower agrees to pay to Lender the following sums:

Discounted principal:	$ [***]
Interest calculated through September 25, 2020:	$ [***]
Total:	$ [***]

*If paid after September 25, 2020, a per diem of $[ *** ] (based on the actual unpaid principal balance) shall be added to the Total.

The foregoing sums shall be referred to herein as the “Settlement Payment.”  The Settlement Payment shall be received by Lender no later than 5:00 p.m. CST on September 28, 2020 ("Payment Deadline"), by wire transfer as instructed by Lender and Lender agrees to accept the Settlement Payment, if paid as set forth herein, in complete satisfaction of Borrower’s obligations to Lender under the Loan Documents. If the Settlement Payment is not paid to Lender in good funds on or before the Payment Deadline, Borrower shall not be entitled under this Agreement to pay less than the full amount owed under the Loan Documents in satisfaction thereof and the Loan Documents (less any payments retained by Lender), the liens arising thereunder and any other rights of Lender and obligations of Borrower under the Loan Documents shall remain at or be reinstated to the priority that existed prior to the execution of this Agreement.

2. Satisfaction of the Note and Termination of Lien. Upon receipt of this fully executed Agreement and the Settlement Payment, subject to the other provisions contained herein, Lender agrees that (a) Borrower’s obligations pursuant to the Note and other Loan Documents, shall be deemed fully satisfied; and, (b) shall file and record, as applicable, the appropriate termination statement and release of the UCC Financing Statement filed with the Secretary of State of California on June 21, 2019 as Filing Number 19-7719011905 only. However, the Deposit Account Control Agreement    between Lender and    Borrower, with an effective date of June 28, 2019, shall not be terminated.

3. Borrower’s Release. For and in consideration of the agreements made herein by Lender and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, does hereby WAIVE any notice or disclosure (or any defect in the giving of same) provided or required by the Loan Documents or by any applicable law or regulation of the United States governing, or of any state whose law may govern, the origination of or any collection or reporting activity on the Loan Documents or any security therefor, including without limitation Chapter 9 of the Uniform Commercial Code as adopted in such state and the Consumer Credit or equivalent law of such state, the Federal Truth-in- Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Real Estate Settlement Procedures Act and any corresponding or similar acts enacted by such state, which may or may not be applicable to the Loan Documents, as well as the laws of such state governing foreclosures on real and personal property (collectively, the “Statutes”), and Borrower does hereby forever RELEASE AND DISCHARGE Lender, Seller and their servicers, predecessors, successors, assigns, officers, managers, directors, shareholders, partners, members, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (Lender, the Seller and all other of said parties released hereby being sometimes collectively called "Released Lender Parties" and individually “Released Lender Party”), jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, control, mistake, negligence, gross negligence, wrongful misconduct, tortious interference, unfair competition, restraint of trade, usury, wrongful acceleration or foreclosure, reporting of this transaction to any governmental entity or agency, damage to or loss of any collateral, disclosure of privileged, protected or confidential information, the use of any incorrect rate or method in computing interest on the Loan Documents, violations of the Statutes), breach of contract, and/or commission of any tort, whether currently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, arising out of or relating to the Note, the Security Agreement, any other collateral for the Note, or the Loan Documents, which has occurred in whole or in part, at any time prior to the Effective Date and/or the Payment Deadline, but excluding Lender’s breach of its obligations under Sections 2 and 5 of this Agreement. Borrower confirms    that it has reviewed the effect of this release with competent legal counsel of its choice, or has been afforded the opportunity to do so, prior to execution of this Agreement, and acknowledge and agree that, the Released Lender Parties    are relying upon this release in extending these accommodations. Provided that the conditions of this Agreement have been fulfilled, including but not limited to, the completion of actions referenced in Section 2 hereof, upon the Payment Deadline and Lender’s receipt of the Settlement Payment, Borrower re-affirms this release of the Released Lender Parties.

4. Qualified Release of Claims by Lender. Provided all of the conditions of this Agreement have been fulfilled including but not limited to the timely receipt by Lender of the entire Settlement Payment, and (i) there shall not be a bankruptcy filing by or against Borrower which results in any portion of the Settlement Payment made to Lender being disgorged for any reason, and (ii) subject to Sections 6 and 8 of this Agreement, Lender, hereby releases and discharges Borrower, its successors, heirs, assigns, and representatives (the “Released Borrower Parties”) of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Lender may have against the Released Borrower Parties prior to the Effective Date, relating to only the Loan Documents, and excluding any breach of this Agreement by Borrower.

5. Defense to Claims. The terms of the releases set forth in this Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against any claim, demand, action, suit or other proceeding which may be prosecuted, instituted or attempted by any party hereto with respect to any party released under this Agreement, based upon or arising out of any claims released hereunder. To protect each party from the expense associated with defending against frivolous, meritless claims or    defenses, and to otherwise induce the parties to abide by the terms of this Agreement, the parties agree that, in the event of any dispute arising out of this Agreement, the prevailing party or parties shall be entitled to recover from the other party or parties all of their costs and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of the terms of this Agreement.

6. Effect of Bankruptcy or Disgorgement of Payments. In the event of a bankruptcy filing by or against Borrower after receipt of the Settlement Payment by Lender, or if all or any portion of the Settlement Payment made to Lender is required to be disgorged for any reason, Lender shall have an undisputed, liquidated, non-contingent allowed secured claim in an amount equal to the full unpaid amounts owed under the Loan Documents, including all accrued interest, costs and attorneys’ fees, without compromise, less credit for any payment received which was not disgorged (“Indebtedness”). Notwithstanding anything to the contrary contained in this Agreement, the release of Borrower by Lender, as set forth in Section 4 above, shall be contingent upon this Section 6. In the event of a bankruptcy filing by or against Borrower, pursuant to which all or any portion of the Settlement Payment made to Lender is required to be disgorged for any reason, Lender shall be permitted to pursue such claims pertaining to the Indebtedness against Borrower, in such manner as Lender deems appropriate and allowed by law.

7. Representations and Further Assurances. Borrower acknowledges, represents, warrants, confirms and agrees as follows:

a. Borrower’s execution of this Agreement is not based upon Borrower’s reliance upon any representation, understanding or agreement not expressly setforth herein.  The Released Lender Parties have not made any representations to Borrower not expressly set forth herein;

b. Borrower executes this Agreement as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of any Released Lender Party or any other party;

c. Acceptance of this Agreement or any act related hereto is in no way an admission of any fault or liability by any party hereto;

d. Borrower is the sole owner of the claims or causes of action being released herein and Borrower has not conveyed or assigned and will not convey or assign any interest in any such claims or causes of action to any person or entity not a party hereto;

e. Borrower has full and complete authorization and power to execute this Agreement in the capacity herein stated and this Agreement is a valid, binding and enforceable obligation of Borrower and does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against Borrower;

f. Borrower shall not commence, join in or participate as an adverse party or as a voluntary adverse witness against any Released Lender Party in any litigation which involves any Released Lender Party’s claims under the Loan Documents against any other person or entity not released hereby or any claims by Borrower or any other person or entity against any Released Lender Party relating to the Loan Documents;

g. Borrower shall not disclose the Settlement Payment or the other terms, provisions or effect of this  Agreement to anyone other than as follows: (i) to Borrower’s accountants for purposes of preparing financial statements and tax returns, (ii) in response to any bona fide credit inquiry or the requirements of any regulated lending institution, (iii) to Borrower’s attorneys for purposes of review and advice and for use in any litigation against Borrower, (iv) in response to any subpoena or other legal process requiring the production or disclosure hereof; however, Borrower shall give Lender prompt written notice of such subpoena or other legal process, (v) otherwise as required of Borrower by legal, statutory, accounting or regulatory authorities beyond the reasonable control of Borrower; (vi) was in the public domain at or subsequent to the time such portion was communicated to a recipient by Borrower through no fault of the recipient; or (vii) was rightfully in the recipient’s possession free of any obligation of confidence at the time such information was communicated to recipient by Borrower.

h. Borrower has provided or shall provide to Lender prior to the Payment Deadline such Borrower’s correct Federal Taxpayer Identification Number, as applicable and correct address for Federal Income Tax purposes.

i. Borrower agrees, confirms, represents and warrants that the Loan Documents are a true debt and binding obligation of  Borrower and that Borrower has no defense, counterclaim or offset to Borrower's obligation to pay the Loan Documents and does hereby waive and relinquish any right it would have, had, has presently or may have in the future to assert any defense, counterclaim setoff, or other defense for such action by Lender, or its predecessors as mortgagee under the Loan Documents. The recitals above are true and correct, are integral to this Agreement, and are incorporated herein by reference.

j. A violation of the representations set forth in this Section 7 shall constitute a default under this Agreement.

8. Default. If a default shall occur under this Agreement, Lender shall be entitled to exercise all rights and remedies allowed by applicable law and shall be entitled to recover reasonable attorney's fees. In addition, if a default occurs, Lender shall be entitled at its option to declare the release of Borrower contained in Section 4 null and void, and the Loan Documents (less any payments retained by Lender), together with liens and any other rights of Lender and obligations of Borrower under the Loan Documents, shall be reinstated to the priority that existed prior to the entering into of this Agreement. The termination, pursuant to this Section, of the release of Borrower by Lender in Section 4 shall not (i) terminate any release of the Released Lender Parties by Borrower contained in Section 3 herein or in any other document or (ii) result in the termination or limitation of any other rights granted to Lender and/or to any Released Lender Party under or pursuant to this Agreement, the agreements of Borrower set forth in Sections 5 and 7 through 18 and/or the Loan Documents.

9. Waiver of Defenses, Counterclaims and Setoffs. Borrower expressly waives any notices, notices of intent to accelerate, defenses, counter-claims, or setoffs which may be asserted against any of the Released Lender Parties, and agrees, represents and warrants that none of the Released Lender Parties have violated any of the terms or conditions of any Loan Documents, nor made any representations or promises which are not contained in this Agreement or in any other agreement between the parties.

10. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF MINNESOTA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The provisions contained in this Agreement shall govern over any inconsistent provisions contained in any correspondence or other agreement between Lender and Borrower.

12. Binding Agreement. This Agreement is binding upon the undersigned parties, their heirs, representatives, executors, administrators, assigns, successors in interest, predecessors in interest, owners, shareholders, partners, members, employees, officers, directors and anyone claiming by, through or under any one of the undersigned parties.

13. Counterparts; Multiple Parties. This Agreement may be executed in multiple identical counterparts, each of which when executed shall be deemed an original. If Borrower is more than one person, all agreements, representations, warranties and other undertakings of Borrower are made by each such person, jointly and severally.

14. Acknowledgements. The parties hereto acknowledge that Borrower may have loans with the Released Lender Parties other than the Loan Documents.    The parties hereto agree that this Agreement pertains only to the described Loan Documents and shall not affect the parties' rights one against the other as to claims or rights not arising out of, connected with or related to the Loan Documents.

15. Construction/Validity. Because each of the parties to this Agreement has contributed to the preparation and drafting hereof, has read it, and has had the option and sufficient time to reviewed it with each’s respective counsel and understands its terms and contents, the terms and provisions of this Agreement shall be interpreted and construed without any presumption or inference based upon the party drafting this Agreement.    This Agreement is  entered into without force or duress, in the free will of the parties, and in consideration of the receipt of substantial consideration. All parties acknowledge that they have not entered into this Agreement in reliance upon any inducement or promise not otherwise contained herein. The parties have had the opportunity and sufficient time to consult extensively with counsel regarding the terms of this Agreement and have resolved any questions they may have had as to the meaning, effect or interpretation of this Agreement. The decision of the parties to enter into this Agreement is a fully-informed decision, and the parties are aware of all legal and other ramifications of such decision.

16. Effective Date. This Agreement is effective on the date ("Effective Date") that it is signed by Lender.

17. Waiver of Jury Trial. BORROWER AND RELEASED LENDER PARTY HEREBY: (I) WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS; AND (II) ACKNOWLEDGES THAT THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART ARE COMMERCIAL TRANSACTIONS AND WAIVES ANY RIGHTS TO (i) NOTICE AND HEARING AS ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH INVESTOR MAY DESIRE TO USE, AND (ii) REQUEST THAT INVESTOR POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE. BORROWER AND RELEASED LENDER PARTY ACKNOWLEDGES THAT IT MAKES THE WAIVERS SET FORTH IN THIS PARAGRAPH KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. BORROWER AND RELEASED LENDER PARTY FURTHER ACKNOWLEDGES THAT NO PARTY TO THIS AGREEMENT HAS AGREED WITH OR REPRESENTED TO BORROWER, RELEASED LENDER PARTIES OR ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

18. Final Acknowledgement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR WRITTEN OR ANY PRIOR, CONTEMPORANEOUS  OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED by the parties on the dates set forth below, but effective as of the Effective Date hereinabove defined.

Borrower:

Borrower's Address:

915 W. Imperial Highway, Suite 120MINISTRY PARTNERS INVESTMENT COMPANY, Brea, CA 92821LLC

Date: September 23, 2020	By:	/s/ Joseph Turner
	Name:	Joseph Turner
	Title:	President / CEO

EXECUTED by the parties on the dates set forth below, but effective as of the Effective Date hereinabove defined.

Lender:

OSK VII, LLC

Date: September 24, 2020	By:	/s/ Adam Bernier
	Name:	Adam Bernier
	Title:	Secretary / CFO